As filed with the Securities and Exchange Commission on April 27, 2016

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

 LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST III, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-1140492
(State of incorporation or organization)	(IRS Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1, Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act: 333-151532

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is Common Stock, par value $0.01 per share (the “Common Stock”), of Lightstone Value Plus Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”).  The description of the Common Stock set forth under the caption “Description of Securities” in the Prospectus that constitutes a part of the Company’s Registration Statement on Form S-11 (File No. 333-195292) originally filed with the Securities and Exchange Commission on April 16, 2014, and all amendments and supplements to such registration statement filed with the Securities and Exchange Commission, including any prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been previously filed with the Securities and Exchange Commission:

Exhibit No.

3.1	Articles of Amendment and Restatement of Lightstone Value Plus Real Estate Investment Trust III, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-195292) on September 11, 2015 and incorporated by reference herein)
3.2	Bylaws of Lightstone Value Plus Real Estate Investment Trust III, Inc. (filed as Exhibit 3.2 to our Registration Statement on Form S-11 (File No. 333-195292) submitted confidentially to the Securities and Exchange Commission on April 20, 2016 and incorporated by reference herein)
4.1	Lightstone Value Plus Real Estate Investment Trust III, Inc.’s Distribution Reinvestment Plan (filed as Appendix C to the prospectus contained in Post-Effective Amendment No. 3 to Form S-11 (File No. 333-195292) filed on April 27, 2015 and incorporated by reference herein)
10.1	Share Repurchase Program (included under the heading “Share Repurchase Program” in the prospectus contained in Post-Effective Amendment No. 1 to Form S-11 to the Registration Statement on Form S-11 (File No. 333-195292) filed on April 27, 2015 and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 27, 2016	LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.
(Registrant)

	By:	/s/ Donna Brandin
Name: Donna Brandin
Title: Chief Financial Officer and Principal Accounting Officer